Exhibit 10.1

SECOND AMENDMENT

TO THE

FIRST UNITED SECURITY BANK

SALARY CONTINUATION AGREEMENT

FOR

R. TERRY PHILLIPS

THIS SECOND AMENDMENT is adopted this 30th day of June, 2011, by and among United Security Bancshares, Inc., a Delaware corporation (“USB”), First United Security Bank, a state-chartered commercial bank located in Thomasville, Alabama (“FUSB”) (USB and FUSB collectively are referred to herein as the “Company”), and R. TERRY PHILLIPS (the “Executive”).

The Company and the Executive executed the First United Security Bank Salary Continuation Agreement on September 20, 2002, effective as of September 1, 2002, and the First Amendment to the First United Security Bank Salary Continuation Agreement on November 20, 2008, effective as of January 1, 2005 (the “Agreement”).

The undersigned hereby amend the Agreement, effective as of June 30, 2011, as follows:

1.	The following shall be inserted as the second paragraph in Section 2.2.1:

“Notwithstanding the foregoing or any provision in this Agreement to the contrary, in the event the Executive has a Termination of Employment on or after June 30, 2011, the amount of the annual benefit to which the Executive is entitled upon Early Termination under this Section 2.2 is Seventy-Five Thousand Dollars ($75,000).”

2.	Schedule A of the Agreement shall be deleted in its entirety and replaced with the attached Schedule A.

3.	All other terms and provisions of the Plan not herein modified or amended shall remain in full force and effect.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Second Amendment to the First United Security Bank Salary Continuation Agreement.

Executive:	First United Security Bank

/s/ R. Terry Phillips	By:	/s/ Hardie B. Kimbrough
R. Terry Phillips	Title:	Chairman of the Board

United Security Bancshares, Inc.

By:	/s/ Hardie B. Kimbrough
Title:	Chairman of the Board

Attachment 1

First United Security Bank Salary Continuation Plan - Schedule A as of June 30, 2011

(R. Terry Phillips)

A-1

Plan Year Reporting

Salary Continuation Plan Schedule A

R. Terry Phillips
Birth Date: 2/13/1954			Early Voluntary Termination		Disability		Change of Control
Plan Anniversary Date: 9/1/2003
Normal Retirement: 2/13/2019, Age 65 Normal Retirement Payment: Monthly for 15 Years			Annual Benefit/2/ Amount Payable at Normal Retirement Age		Annual Benefit/2/ Amount Payable at Normal Retirement Age		Annual Benefit/2/ Amount Payable at Normal Retirement Age
Values as of	Age	Benefit Level	Vesting	Based On Benefit	Vesting	Based On No Benefit	Vesting	Based On No Benefit
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Aug 2003/1/	49	102,511	20.00%	20,502	100%	102,511	100%	192,001
Aug 2004	50	106,611	40.00%	42,645	100%	106,611	100%	192,001
Aug 2005	51	110,876	60.00%	66,526	100%	110,876	100%	192,001
Aug 2006	52	115,311	80.00%	92,249	100%	115,311	100%	192,001
Aug 2007	53	119,923	100.00%	119,923	100%	119,923	100%	192,001

Aug 2008	54	124,720	100.00%	124,720	100%	124,720	100%	192,001
Aug 2009	55	129,709	100.00%	129,709	100%	129,709	100%	192,001
Aug 2010	56	134,897	100.00%	134,897	100%	134,897	100%	192,001
Jun 2011	57	75,000	100.00%	75,000
Starting July 1, 2011, only interest is accrued.

Aug 2011	57	75,000	100.00%	75,000
Aug 2012	58	75,000	100.00%	75,000

Aug 2013	59	75,000	100.00%	75,000
Aug 2014	60	75,000	100.00%	75,000
Aug 2015	61	75,000	100.00%	75,000
Aug 2016	62	75,000	100.00%	75,000
Aug 2017	63	75,000	100.00%	75,000

Aug 2018	64	75,000	100.00%	75,000
Feb 2019	65	75,000	100.00%	75,000
February 13, 2019 Retirement; March 1, 2019 First Payment Date

/1/ The first line reflects 12 months of data, September 2002 to August 2003.

/2/ The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.